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                                                                   EXHIBIT 10.15

                                      LEASE

THIS IS A LEASE between EMERGING TECHNOLOGIES BUILDING II, LLC, A Missouri limited liability company, whose principal office is at 4041 Forest Park Avenue, St. Louis, MO 63108 (as the Lessor), and the Lessee identified as such on Exhibit A hereto attached hereto.

1. PREMISES; TERM; COMMON AREAS. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for a Term commencing on the Commencement Date specified in Exhibit A hereto and ending on the Expiration Date specified in Exhibit A hereto (subject to Lessee's right to extend the Term as set forth in Exhibit A), the Leased Premises described in Exhibit A hereto and located in the building located at 20 South Sarah Street (aka 4059-4065 Forest Park Avenue), St. Louis, MO 63108 (the Building). During the Term, Lessee will have the license and right, subject to the provisions of this Lease and the Policies and Procedures promulgated from time to time by Lessor as provided herein, to use the Common Areas in common with Lessor and other Lessees in the Building. The Common Areas include common entranceways, lobby, corridors, lavatories, stairways, conference rooms, and break rooms in the Building, the property owned by Lessor on which the Building is situated (the Property), and the parking lot on the Property.

2.       RENT

         2.1. BASIC RENT. Lessee shall pay to Lessor as rent for the Leased Premises for the entire Term the Basic Rent specified in Exhibit A hereto, payable in the Monthly Rent Installments provided in Exhibit A hereto.

         2.2. ADDITIONAL RENT. If so provided in Exhibit A hereto, Lessee shall also pay to Lessor Additional Rent as provided in Exhibit A hereto.

         2.3. COMMON COSTS. If so provided in Exhibit A hereto Lessee shall further pay to Lessor Lessee's share of Common Costs as described in Exhibit A hereto. If there is no provision for separate payment of Common Costs, Basic Rent includes an apportionment to Lessee of Common Costs.

         2.4. SPECIAL SERVICE CHARGES. Lessee acknowledges that, under an arrangement with Lessor, Center for Emerging Technologies (CET) provides special services, including telecommunications access and parking spaces, to tenants in the Building as provided in CET's Tenant Services Manual as promulgated from time to time. Lessee shall pay all charges for such special services and those additional special service charges described in Exhibit A hereto, if any (collectively, Special Service Charges). Lessee shall pay CET Special Service Charges directly to CET when billed and shall pay Lessor's Special Service Charges to Lessor when billed. Lessee shall comply with all of the requirements in CET's Tenant Services Manual for receiving special services from CET. The agreement of Lessee to pay CET's Special Service Charges and to comply with the requirements of CET's Tenant Services Manual is for the benefit of CET and may be enforced directly by CET.

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         2.5.     PAYMENTS. The first Monthly Rent Installment is payable on the
         Commencement Date. Each Monthly Rent Installment thereafter is payable in advance on the first day of each calendar month after the Commencement Date. Any separate payment of Common Costs payable by Lessee under this Lease and any Special Service Charges then due are payable monthly when each Monthly Rent Installment is due. All payments shall be made without demand, deduction or offset, in lawful money of the United States of America. All payments received by Lessor will be applied first to Monthly Rent Installments then due, second to any Additional Rent then due, and third to Lessee's share of any Common Costs then due. Unless Lessee is notified otherwise, all payments due under this Lease shall be paid to "Emerging Technologies Building II, LLC c/o Emerging Technologies Management Corporation, 4041 Forest Park Avenue, St. Louis, MO 63108.

         2.6. TENANT FIT-OUT. Lessor will cause a contractor selected and paid by it to fit out the Leased Premises as described in Attachment 1 to Exhibit A hereto. Unless otherwise provided in an Addendum to this Lease executed by Lessor and Lessee, Lessee shall pay to Lessor one-third of the estimated cost of completing the tenant fit-out upon execution of this Lease and shall pay the remaining cost of thereof to Lessor when the work is substantially completed and the Leased Premises are ready for occupancy. Unless otherwise provided in an Addendum to this Lease executed by Lessor and Lessee, Lessor will not further alter, modify, or improve the Leased Premises in any way.

         2.7. DELAY IN OCCUPANCY. If delivery of possession of the Leased Premises is delayed beyond the Commencement Date for any cause whatsoever, including any delay in completion of tenant fit-out, Lessor will not be liable to Lessee for any damages resulting from such delay, but Lessee's obligation to pay Basic Rent and any Additional Rent and Common Costs will be abated until possession of the Leased Premises is delivered, In such case the Commencement Date will be the date of actual delivery of possession and the Expiration Date will be correspondingly extended and the first and last Monthly Rent Installments and any Additional Rent and Common Cost amounts due will be apportioned accordingly.

         2.8. LATE CHARGES. IF any payment required to be made by Lessee is not made within 10 days after the date when it is due, Lessee shall pay to Lessor a late payment service fee equal to 5% of the amount of the payment that is late.

         2.9. NO ESTOPPEL OR ACCORD AND SATISFACTION. No payment by Lessee or receipt and acceptance by Lessor of a lesser amount than is at any time due from Lessee under this Lease shall be deemed or treated as other than part payment of the full amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check delivered as part payment of an amount then due be deemed an accord and satisfaction. Lessor may accept any such part payment without prejudice to Lessor's right to recover the full balance due or pursue any other remedy available under the law or this Lease.

3. SECURITY DEPOSIT. Lessee shall deposit with Lessor on or before the Commencement Date, and prior to the commencement of any fit-out work on the Leased Premises, the amount of

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the Security Deposit specified in Exhibit A hereto, if any, as security for the full and faithful performance of all agreements of Lessee in this Lease, including the payment of Basic Rent and Additional Rent and Common Costs, if any. Upon the expiration or earlier termination of this Lease, if Lessee is not then in default under this Lease and has performed all of the agreements of Lessee in this Lease, Lessor will return the Security Deposit. The Security Deposit will not bear interest and may be co-mingled by Lessor with other funds of the Lessor. Lessee may not assign any rights with respect to the Security Deposit or grant a security interest in the Security Deposit to anyone other than Lessor.

4.       UTILITIES AND SERVICES.

         4.1. UTILITIES AND OTHER LESSOR PROVIDED BUILDING SERVICES. Except as otherwise provided with respect to Lessee's share of Common Costs, if any, and any Special Services Charges, Lessor will furnish at its own cost and expense electricity, natural gas, sewer and water service, reasonably adequate heating and air conditioning, normal trash pickup (exclusive of removal of Hazardous Substances), normal janitorial services, security for the Building and common areas, maintenance of standard tenant fixtures and finish, and maintenance and repair of Building systems, including telecommunications systems, HVAC systems, piping, security systems and data systems (Lessor Provided Building Services). Upon request by Lessee and where, at its own expense, Lessee makes alternative telecommunications arrangements for servicing of the Leased Premises, Lessor will adjust the Special Services Charges charged to Lessee so as to exclude charges for telecommunications services. Lessor will reasonably cooperate with Lessee in implementing any such alternative telecommunications arrangements (including consenting to reasonable minor improvements or alterations or other changes to the Leased Premises). Cessation of Utilities and Services.

         4.2. CESSATION OF UTILITIES AND SERVICES. Lessor, without notice to Lessee, may cause the discontinuance, interruption or curtailment of any Lessor Provided Building Services whenever any amount payable by Lessee under this Lease, including amounts payable to CET, is not paid within 30 days after notice from Lessor or CET, as applicable, that such amount is past due. Lessor, after giving at least five days prior notice to Lessee, may cause the interruption or curtailment of any Lessor Provided Building Services whenever repairs, alterations, replacements, or improvements that are necessary or desirable in the reasonable judgment of Lessor. Lessor, without notice to Lessee, may cause the discontinuance, interruption or curtailment of any Lessor Provided Building Services whenever necessary because of accident or emergency. There shall be no diminution or abatement of Basic Rent, Monthly Rent Installments, Additional Rent, Common Costs, or any other amounts due from Lessee to Lessor under this Lease, or from Lessee to CET, nor shall any of Lessee's obligations under this Lease be reduced, nor shall Lessor or CET have any liability to Lessee for any such discontinuance, interruption, or curtailment. Except in the case of discontinuance, interruption or curtailment because an amount payable by Lessee under this Lease was not paid within 30 days after notice from Lessor or CET as provided above, Lessor will use all reasonable efforts to restore the affected Lessor Provided Building Service as soon as reasonably practicable.

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5.       USE OF LEASED PREMISES.

         5.1. PERMITTED USES. Lessee shall use the Leased Premises only for general office, engineering and assembly purposes and for the purposes described in Exhibit A hereto and for no other purpose whatsoever without the prior written consent of Lessor, which may be given or withheld in Lessor's absolute discretion. Lessee shall not interfere with the transmission of heat, air conditioning, electricity, or any other utility or data services through the Leased Premises.

         5.2. No WASTE, NUISANCE OR UNLAWFUL PURPOSE. Lessee shall not commit or allow any waste of the Leased Premises, nor shall Lessee maintain or permit any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose.

         5.3. COMPLIANCE WITH LAWS. Lessee shall comply with all laws, ordinances, orders and regulations of any governmental authority which are applicable to its use of the Leased Premises. Without limiting the generality of the foregoing, Lessee shall comply with all applicable federal, state and local laws, ordinances, codes, rules, permits, licensing conditions and regulations regarding the handling, storage, handling, use, or release of Hazardous Substance, including the then-current versions of the following federal statutes, their state analogs, and the regulations implementing them: the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); CERCLA; the Clean Water Act (33 U.S.C. Section 1251 et seq.); the Clean Air Act (42 U.S.C. Section 7401 et seq.); and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (collectively, the Environmental Requirements), and shall procure, at its expense, any and all licenses, permits, insurance and government approvals necessary to the operation of its business. The term Hazardous Substance includes any Hazardous Substance as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., including any amendments thereto (CERCLA), any substance, waste or other material considered hazardous, dangerous, or toxic under any of the Environmental Requirements, petroleum and petroleum products, and natural gas. The term release means any intentional or unintentional spilling, pumping, emitting, emptying, discharging, escaping, leading, dumping, disposing or abandonment of any Hazardous Substance.

         5.4. ENVIRONMENTAL MATTERS. Before Lessee uses, handles, stores, treats or disposes of any class of substances that are Hazardous Substances at the Leased Premises, Lessee shall give Lessor at least 10 days prior written notice identifying the intended quantities, uses, disposal or treatment methods and storage locations thereof. In using each such Hazardous Substance, Lessee shall comply with all applicable Environmental Requirements, the requirements of this Paragraph 5 and all applicable generally accepted safety conditions. In addition, Lessor shall have the right to specify in writing additional conditions for the use, handling, storage, treatment or disposal of each such class of Hazardous Substances, all of which Lessee shall comply with. Lessee shall take all steps necessary to remedy any violation of any Environmental Requirements by the Lessee, whether or not a citation or other notice of violation has been issued by a governmental authority. Lessee shall at its own expense promptly contain and remediate any release of

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         Hazardous Substances arising from or related to Lessee's Hazardous
         Substance activity at the Leased Premises and remediate any resultant damage to property, persons, or the environment. Lessor reserves the right periodically to conduct an environmental and safety inspection of the Leased Premises and areas beyond the Leased Premises, where necessary, such as the heating, ventilating and air conditioning system. Lessee shall give prompt written notice to Lessor of any release of any Hazardous Substance at the Leased Premises or into the surrounding environment not made in conformance with the Environmental Requirements, including a description of remediation measures required and taken by Lessee and a description of any resulting damage to persons, property or the environment. Lessee shall upon expiration or earlier termination of this Lease, surrender the Leased Premises to Lessor free from the presence and contamination of any Hazardous Substance. Following any breach by Lessee of the Environmental Requirements or this Paragraph, or in response to any reasonable safety or environmental concern by Lessor and irrespective of any such breach, Lessor may withdraw its consent to Lessee's Hazardous Substance activity (or any portion thereof) by written notice to Lessee. Lessee shall terminate its Hazardous Substance activity immediately upon notice and remove all Hazardous Substances from the Leased Premises within 15 days from the date of such notice, unless such breach or concern is promptly addressed and corrected by Lessee to Lessor's absolute satisfaction. Lessee shall at its sole cost and expense arrange for the disposal by properly licensed persons of any hazardous waste generated by Lessee in the Building. Lessee shall not dispose of any Hazardous Substances in the sanitary sewer system of the Leased Premises unless the Environmental Requirements permit and Lessor has consented to such method of disposal in writing, having determined in Lessor's absolute discretion that such disposal will not harm the sanitary sewer piping.

         5.5. DISCHARGE INTO SEWERS. Lessee shall not discharge into the wastewater or stormwater systems of the Metropolitan Sewer District
         (MSD) any substance in violation of applicable laws, ordinances, orders or regulations or, without limiting the generality of the foregoing, substances (i) prohibited by Ordinance No. 8472 of MSD, or (ii) if permitted by Ordinance No. 8472 of MSD after an appropriate NPDES or other permit has been obtained, but for which such permit has not been obtained or is not in effect, or (iii) which otherwise is prohibited under Ordinance No. 8472 of MSD.

         5.6. ANIMALS. Lessee shall not, without the prior written consent of Lessor, which may be given or withheld in Lessor's absolute discretion, keep or use any animals on the Leased Premises. If Lessor grants such consent at any time and Lessee keeps or uses animals on the Leased Premises, Lessee shall comply with all applicable requirements of the Animal Welfare Act, 7 U.S.C. P 2131, et seq., as it may be amended, and all similar federal, state and local laws, codes, ordinances and regulations.

         5.7. INSURANCE REQUIREMENTS. Upon 30 days written notice, Lessee shall comply with all reasonable requirements and requests of any insurer or underwriter under any property or liability insurance policy maintained by Lessor with respect to the Building and with any requirements of the applicable Board of Fire Underwriters.

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         5.8.     POLICIES AND PROCEDURES. Lessee shall comply with all Policies and Procedures regarding the operation and use of the Leased Premises, the Building, and the Common Areas as promulgated by Lessor in writing from time to time (the Policies and Procedures).

         5.9. PARKING. Lessee's employees and visitors may use the common parking area at the Building on a non-exclusive, as available basis, but if Lessor allocates parking spaces among tenants in the Building, Lessee's employee's and visitors may only use the parking spaces so allocated to Lessee.

6. ALTERATIONS AND IMPROVEMENTS; FIXTURES. Lessee shall not make any alterations, improvements or other changes to the Leased Premises, including but not limited to boring holes in or attaching fasteners to any masonry or concrete wall, floor or column, or install any fixtures in the Leased Premises without the prior written consent of Lessor, which it may withhold or grant in its absolute discretion but will not unreasonably withhold; provided, however, that if Lessor has consented that Lessee may obtain access to alternative telecommunications services, Lessor will not unreasonably withhold its consent to such reasonable alterations, improvements or other changes as will enable Lessee to obtain such access. All alterations, improvements and changes, whether temporary or permanent in character, which are made to the Leased Premises either by Lessor or Lessee shall, as between Lessor and Lessee, be the sole property of Lessor and shall remain upon and be surrendered with the Leased Premises at the expiration or earlier termination of this Lease without compensation to Lessee. Lessee shall promptly remove all fixtures installed by Lessee in the Leased Premises if Lessor demands that Lessee do so upon the expiration or earlier termination of this Lease, and if Lessee fails to do so within 30 days after such demand, such fixtures shall, as between Lessor and Lessee, become the sole property of Lessor. Lessee shall repair all damages to the Leased Premises resulting from such removal, all at Lessee's sole cost and expense. All installation and removal of Lessee's fixtures shall be done in accordance with all applicable laws and ordinances and the rules and regulations of all governmental authorities having jurisdiction.

7.       MAINTENANCE AND REPAIRS

         7.1. LESSOR. Subject to reasons beyond its control and except as otherwise provided in Paragraph 7.2, Lessor will, at its sole cost and expense, repair and maintain the Leased Premises, the Building and the Property during the Term, except for damages resulting from the activities of Lessee or its agents, employees, visitors, licensees, contractors, or suppliers, ordinary wear and tear excluded. The foregoing notwithstanding, Lessor will not be liable to Lessee for any loss or damage to Lessee or its property that result from the performance of such maintenance or repair.

         7.2. LESSEE. Lessee shall keep the Leased Premises in a clean and sanitary condition and free from trash, with flammable materials properly stored and vented as required by law. Lessee shall take good care of the Leased Premises and the fixtures, appurtenances and equipment therein and, at its sole cost and expense, make such repairs thereto necessitated by the activities of Lessee or its agents, employees, visitors, licensees, contractors, or suppliers, as and when needed to preserve them in good order and

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         condition, ordinary wear and tear excepted. All damage or injury to the
         Leased Premises, including the floors, walls and ceilings (and to the fixtures, appurtenances, and equipment therein) or to the Building or Property, caused by Lessee, its agents, employees, visitors, licensees, contractors, or suppliers, moving, installing or removing furniture equipment or other property into, within, or out of the Leased Premises shall be repaired, restored, or replaced promptly by Lessee at its sole cost and expense. If Lessee fails to make such necessary repairs, restorations and replacements, Lessor may do so and any cost or expense so incurred by Lessor shall be paid by Lessee to Lessor as additional rent payable with the Monthly Rent Installment next becoming due.

8. DAMAGE TO LEASED PREMISES. If the Leased Premises are damaged and such damage is not covered by insurance maintained by Lessor, or are destroyed or so damaged as to be rendered wholly unfit for occupancy and the Leased Premises cannot in Lessor's reasonable judgment be repaired or restored within 30 days from the date of such damage or destruction, then this Lease may be terminated by either the Lessor or the Lessee as of the date of such damage. If this Lease is so terminated, Lessee shall pay Basic Rent and any Additional Rent and Common Costs apportioned to the date of such damage and shall immediately surrender the Leased Premises to Lessor and Lessee will be relieved from any further liability for Basic Rent and any Additional Rent and Common Costs under this Lease. If this Lease is not terminated, Lessor will repair the damage as promptly as reasonably possible and this Lease shall remain in full force and effect, except that if Lessee cannot use the Leased Premises while such repairs are being made, Basic Rent and any Additional Rent otherwise payable for such period will not accrue during such period. If the Leased Premises are so damaged as not to be rendered wholly unfit for occupancy and such damage is covered by insurance maintained by Lessor and the proceeds payable on such insurance will be sufficient to effect repairs, Lessor will repair the Leased Premises as promptly as reasonably possible after collection of the insurance proceeds, and until the repairs are completed, Basic Rent and any Additional Rent, as apportioned both to such period of repair on a per diem basis and according to the extent that Lessee is unable to use the Leased Premises, will abate.

9. EMINENT DOMAIN/CONDEMNATION. If the Leased Premises or any substantial part of the Building or the Property are taken by under any power of eminent domain or condemnation, this Lease shall terminate immediately upon notice by Lessor or Lessee to the other. Lessee will have no claim or interest in or to any award of damages for such taking, but Lessee may seek a separate award for its damages and expenses as allowed by law.

10.      LESSOR'S RIGHTS OF ACCESS.

         10.1. CONSTRUCTION. Lessor has the right at any time, upon reasonable notice to Lessee, to enter the Leased Premises in connection with the completion of tenant fit-out in the Leased Premises, the making of repairs to the Building or any Common Area or the construction of any additions or improvements to the Building, the Property or any Common Area, provided that in the exercise of such right Lessor shall not unreasonably interfere with Lessee's use of the Leased Premises.

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         10.2.    INSPECTIONS AND EMERGENCIES. Lessor has the right to enter the
         Leased Premises at any reasonable time, upon reasonable notice to Lessee, to make inspections and at any time to act in emergencies.

11.      INSURANCE.

         11.1. COMMERCIAL LIABILITY. Lessee shall obtain and maintain throughout the Term and pay all premiums for insurance as described in Exhibit A hereto. From time to time upon Lessor's request, Lessee shall furnish to Lessor a certificate satisfactory to Lessee that such insurance is in full force and effect and all premiums due therefor have been paid.

         11.2. WORKERS' COMPENSATION. Lessee shall obtain and maintain throughout the Term and pay all premiums for workers' compensation/employer's liability insurance as may be required by law.

         11.3. POLICIES. All policies of insurance that Lessee is required under this Lease to maintain shall be issued by solvent and reputable insurance companies reasonably acceptable to Lessor and authorized to provide insurance in the State of Missouri, and shall be in such form as is reasonably acceptable to Lessor and which provides that such insurance cannot be cancelled except upon 30 days notice to all insureds.

         11.4. LESSEE'S PROPERTY. Lessee acknowledges that any insurance carried by Lessor will not cover loss or damage to any of Lessee's property, including any fixtures installed in the Leased Premises. All of Lessee's property within the Leased Premises shall be at the sole risk of Lessee or those claiming through or under Lessee. Lessee assumes all risks of damage or loss to its property at the Leased Premises, whatever the cause, including Lessor's negligence.

12.      DEFAULTS AND REMEDIES.

         12.1. DEFAULTS BY LESSEE. Each of the following events will constitute a Default by Lessee under this Lease:

         (a) Lessee fails to make a payment to Lessor due under this Lease within 10 days after notice from Lessor to Lessee that such payment was not made when due.

         (b) Lessee fails to fully perform any other agreement or obligation of Lessee under this Lease within 30 days after notice..

         (c) Lessee files or has filed against it a petition for relief under the United States Bankruptcy Code or any analogous state law, or makes a general assignment for the benefit of creditors.

         (d) A receiver or trustee is appointed for, or to take possession of, all or a substantial part of the property of Lessee or of Lessee's leasehold interest in the Leased Premises and such appointment is not discharged within 30 days.

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         (e)      Lessee vacates or abandons the Leased Premises.

         (f) There is an attachment, execution or other judicial seizure of all or a substantial part of the assets of Lessee or Lessee's leasehold interest in the Leased Premises and such attachment, execution or seizure is not discharged within 30 days.

         (g) If Lessee is not an individual, Lessee dissolves or liquidates or substantially ceases to conduct its usual activities.

         References to a Default in any provision of this Lease other than in this Section 12 are intended as references only to a Default by Lessee described above.

         12.2. DEFAULTS BY LESSOR. Each of the following events will constitute a Default by Lessor under this Lease:

         (a) Lessor fails to fully perform any agreement or obligation of Lessor under this Lease within 30 days after notice and such failure materially prevents Lessee from conducting its usual activities in the Leased Premises.

         (c) Lessor files or has filed against it a petition for relief under the United States Bankruptcy Code or any analogous state law, or makes a general assignment for the benefit of creditors.

         (d) A receiver or trustee is appointed for, or to take possession of, all or a substantial part of the property of Lessor or of Lessor's leasehold interest in the Building and Property and such appointment is not discharged within 30 days.

         (e)      Lessor vacates or abandons the Leased Premises.

         (f) There is an attachment, execution or other judicial seizure of all or a substantial part of the assets of Lessor or Lessor's leasehold interest in the Building and Property and such attachment, execution or seizure is not discharged within 30 days.

         (g) Lessor dissolves or liquidates or substantially ceases to conduct its usual activities.

         12.3. REMEDIES OF LESSOR. Upon the occurrence of a Default by Lessee that is not waived in writing by Lessor:

         (a) Lessor may re-enter and repossess the Leased Premises, in which event this Lease shall terminate without prejudice to the right of Lessor to recover from Lessee all Basic Rent and any Additional Rent and Common Costs then due and unpaid; and Lessor may re-sublet the Leased Premises for the remainder of the Term and recover from Lessee the difference between the rents provided under this Lease and the amount rents obtained by such re-letting, less the costs and expenses reasonably incurred by Lessor in such re-letting. If the rents obtained upon re-subletting exceed the rents provided under this Lease, Lessor will not be required to pay such excess to Lessee.

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         (b)      Lessor shall be entitled to obtain a judgment against Lessee for any amount then due and unpaid under this Lease, together with all the Basic Rent and Additional Rent and Common Costs, if any, payable by Lessee for the balance of the Term as if they had become immediately due and payable, together with all costs of collection, including attorneys fees.

         12.4. REMEDIES OF LESSEE. Upon the occurrence of a Default by Lessor that is not waived in writing by Lessee, Lessee may terminate the lease upon 30 days written notice.

13. NON-WAIVER. Acceptance by Lessor of part of any payment due from Lessee shall not constitute an accord and satisfaction or waiver of the right of Lessor to collect the remainder. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of their rights hereunder. No waiver by either party at any time, express or implied, or any breach of any provision of this or a consent to any subsequent breach of the same or any other provision.

14. SUBORDINATION TO MORTGAGE. This Lease shall be subject and subordinate at all times to any mortgage on the Building and/or the Property which Lessor or any successor in title may at any time grant. Lessee shall execute and deliver such further instruments subordinating this Lease to the lien of any such mortgage as may be reasonably requested or demanded by the mortgagee, provided that such instrument contains a provisions that Lessee's use and enjoyment of the Leased Premises may not be disturbed unless and until a Default by Lessee has occurred. Lessee hereby appoints Lessor as the attorney-in-fact of Lessee with the irrevocable power to deliver any such instrument or instruments on behalf of Lessee. The holder of any mortgage on the Building or the Property, either in its capacity as mortgagee, mortgagee in possession, or successor in title, or any purchaser of the Building or the Property, as applicable, at a foreclosure sale under any such mortgage, will not be liable or accountable to Lessee for the Security Deposit.

15. SURRENDER ON EXPIRATION OR EARLIER TERMINATION. Lessee shall surrender the Leased Premises to Lessor immediately upon expiration or earlier termination of this Lease, broom clean and in as good condition as existed on the Commencement Date, ordinary wear and tear and damage as contemplated in Paragraph 8 hereof alone excepted. Lessee shall at its sole cost and expense remove all property of Lessee within the Leased Premises remove all fixtures which Lessor has demand that Lessee remove as provided in Paragraph 6 hereof, repair all damages to the Leased Premises caused by such removal and restore the Leased Premises to the condition in which they were prior to the installation of the items so removed. All property of Lessee that is not removed from the Leased Premises as provided in this Paragraph will be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor without any liability or accountability to Lessee. The obligations of Lessee under this Paragraph shall survive the expiration of earlier termination of the Term.

16. HOLDING OVER. If Lessee does not surrender possession of the Leased Premises as required under Paragraph 15, Lessee shall become a tenant from month to month provided that Lessee pays Basic Rent, Additional Rent and Common Costs to Lessor in such amounts as Lessor is then charging for space in the Building comparable to the Leased Premises, but until

Lessor accepts the tender thereof, Lessor shall continue to be entitled to re-enter or repossess the Leased Premises as provided in Paragraph 12.1 in the case of a Default, and Lessee shall be liable to Lessor for any loss or damage it may sustain by reason of Lessee's failure to so surrender possession of the Leased Premises.

17. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, transfer, mortgage, or encumber this Lease, or sublet the Leased Premises, without obtaining the prior written consent of Lessor, which may be withheld or granted in the absolute discretion of Lessor. The consent by Lessor to any assignment, transfer, or subletting shall not constitute a waiver of any of the agreements of Lessee in this Lease, nor shall the collection or acceptance of rents or other amounts from any such assignee, transferee, or sublessee constitute a waiver of any of the agreements of Lessee in this Lease.

18. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Lease are cumulative and in addition to any other rights and remedies provided by law or in equity, and the use of any right or remedy shall not preclude or waive the right the right to use any other remedy.

19. NOTICES AND DEMANDS. All notices required or permitted under this Lease shall be deemed to have been given if either personally delivered to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Controller of Lessee, or deposited in the United States mail, certified or registered with return receipt requested, postage prepaid, addressed to the intended recipient at the address of the intended recipient contained in this Lease, or to such other address as the intended recipient has given notice to the sender as provided in this Paragraph, and in the case of a notice addressed to Lessee, to the attention of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Controller of Lessee, or in the case of a notice to Lessor, to the attention of the President or Director of Operations of Lessee.

20. LESSOR'S RIGHT TO REMEDY LESSEE'S BREACHES. If Lessee fails to obtain and maintain insurance, or to comply with Environmental Requirements, or otherwise fail to fully perform any of Lessee's agreements in this Lease, Lessor may do so upon 30 days written notice to Lessee, except for emergency Environmental Requirements, as Lessee's attorney-in-fact, after the expiration of, any notice or grace period provided in this Lease, and all reasonable out-of-pocket costs and expenses incurred or paid by Lessor in connection therewith will be added to the next Monthly Rent Installment and will be due and payable as such, or Lessor may deduct the amount thereof from the Security Deposit. Lessor's rights under this Paragraph are in addition to the rights of Lessor under Paragraph 12.1.

21. SIGNS. Lessor will provide a directory in the lobby area of the Building and will identify Lessee's business name thereon and will provide a name plate on or near the door to the Leased Premises. Lessee will not have the right to place any other signs in the Building or Common Areas without Lessor's prior written consent, which Lessor may withhold or grant in its absolute discretion.

22. LESSEE'S INDEMNITY. Lessee shall indemnify Lessor and its officers, directors, agents, and employees and save them harmless from and defend them against all claims, actions, losses, costs and expenses (including reasonable attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by such parties in connection with loss of life, personal injury, or damage to property or the environment to the extent arising, directly or indirectly, from any acts or omissions of Lessee or any of its principals, officers, directors, agents, employees, contractors, or invitees or any other occupant of the Leased Premises, including such acts or omissions that are in violation of any of the provisions of this Lease and any such act or omission involving the use, handling, generation, treatment, storage, disposal, other management or release of any Hazardous Substance. Lessee's obligations and liabilities under this Paragraph shall survive the expiration or earlier termination of this Lease.

23. CAPTIONS OF ARTICLES. The captions of the Paragraphs in this Lease are for convenient reference only, and the words contained therein shall be in no way held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this instrument.

24. SUCCESSORS AND ASSIGNS. This Lease binds Lessee and Lessee's heirs, successors and assigns and inures to the benefit of Lessor and its successors and assigns. This lease is not assignable by the Lessee, nor may the Leased Premises be sublet, without the prior written consent of Lessor, which may be granted or withheld in the absolute discretion of Lessor.

25. GOVERNING LAW. This Lease shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri.

26. FINAL AGREEMENT. This Lease is intended by the parties as a final expression of their agreements with respect to its subject matter and is intended as a complete and exclusive statement of the terms and conditions thereof.

27. AMENDMENTS AND WAIVERS. No amendment to, waiver of or departure from full compliance with any provision of this Lease by Lessee, or consent to any departure by Lessee herefrom, will be effective unless it is in writing and signed by authorized officer of Lessor. Any such waiver or consent will be effective only in the specific instance and for the purpose for which given.

Executed as of the Lease Effective Date specified in Exhibit A hereto.

                                    LESSOR:

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

                                EMERGING TECHNOLOGIES BUILDING II,
                                LLC
                                by its Manager

                                        Emerging Technologies Management
                                        Corporation
                                        by its Vice President

                                        /s/ William B. Simon
                                        ---------------------------
                                                William B. Simon

                                LESSEE:

                                /s/ B. J. HOGG
                                -----------------------------------------
                                by its
                                       ------------------
                                -----------------------------------------
                                                --------------------

                                    EXHIBIT A

Name of Lessee: Stereotaxis, Inc.

Notice Address of Lessee: 4041 Forest Park Avenue, St. Louis, MO 63108-2211

Description of Leased Premises:

             The entire third floor (except for the rest rooms, janitor's closet and electrical/telephone closets) and the north end of the first floor which is further identified as all 3xx suites and suite 140 in the Building and is approximately delineated on the sketch in Attachment 1 hereto, and consists of 14,735 ft(2) on the third floor and 8,020 ft(2) on the first floor.

Lease Effective Date: August 15, 2001

Term: Three (3) years plus 4.5 months

Commencement Date: August 15, 2001

Expiration Date: December 31, 2004.

Lessee shall have the option to renew this Lease for four additional three month terms (the "Renewal Terms") commencing at the end of the initial Term or each Renewal Term by giving Lessor written notice of renewal no later than ninety
(90) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be. Such Renewal Term shall be on the same terms and conditions as contained herein (including as to Basic Rent as provided below), provided that Lessee may, at its option lease only a portion of the Premises (i.e., either the third floor space or the individual suites on either the first floor or the 2nd floor), provided that the rent shall be adjusted appropriately on a pro rata basis based on the square footage of the premises covered by such renewal, and provided that Lessee may not exercise a renewal option for only part of any contiguous space without the prior written consent of the Lessor. By way of example, Lessee cannot divide the either the 3rd floor space and lease only part of such without the prior written consent of the Lessor.

Basic Rent:

         $ 15 per square foot per year ($301,650.00 per annum), or $ 25,137.50 per month, for the period from the Commencement Date to January 1, 2002. $ 15.75 per square foot per year ($316,732.50 per annum), or $26,394.38 per month, for the period from January 1, 2002 to January 1, 2003. $ 16.50 per square foot per year ($331,815.00 per annum), or $ 27,651.25 per month, for the period from January 1, 2003 to January 1, 2004. $ 17.25 per square foot per year ($346,897.50 per annum), or $ 28,908.13 per month, for the period from the January 1, 2004 to December 31, 2004. $18 per square foot per year for the period from January 1, 2005 to December 31, 2005, in equal monthly installments.

Monthly Rent Installments:

         Payable on the Commencement Date: $ 12,568.76

         Payable on the first day of each month after the Commencement Date:
$25,137.50

         Payable on the first day of the last month of the Term: $13,825.63

Security Deposit: $25,137.50

Common Costs and Lessee's Share: (1) Common Costs include property taxes on the Building (shared based on square footage of spaces leased and estimated, but not guaranteed to be $0.12 per square foot per year);

Special Service Charges: (1) Parking: $0.50 per square foot per year, payable in monthly installments to Center for Emerging Technologies once the Parking Lot at the Northwest corner of Sarah and Forest Park is available; (2)
Telecommunications charges - see Attachment 2 hereto Tenant fit-out to be built by Lessor, if any, is described on Attachment 1 hereto.

Additional Permitted Uses of Leased Premises: Third floor-general office, First floor-assembly and engineering functions.

Insurance required to be maintained by Lessee:

(1) Commercial General Liability insurance, with Lessor, the Land Clearance for Redevelopment Authority of the City of Louis, St. Louis Development Corporation, the U.S. Economic Development Administration, the Missouri Development Finance Corp., the University of Missouri, the Missouri Department of Economic Development and Midwest BankCentre named as additional insureds and having the following coverages and limits:

                  (a)      Products and Completed Operations: $2,000,000

                  (b)      General Aggregate: $2,000,000

                  (c)      Personal Injury/Advertising Injury Liability:
                           $1,000,000

                  (d)      Per Occurrence: $1,000,000

                  (e) Fire Legal Liability: $300,000 ($1,000,000 if wet lab space is included in the Leased Premises)

                  (f)      Medical Payments: $5,000

Lessee's Right to Terminate: Lessee may terminate this Lease upon 30 days written notice if (i) Lessor fails to fully perform any agreement or obligation of Lessor under this Lease within 30 days after notice from Lessee to Lessor, or
(ii) Lessor files or has filed against it a petition for relief under the United States Bankruptcy Code or any analogous state law, or makes a general assignment for the benefit of creditors, or a receiver or trustee is appointed for, or to take possession of, the Leased Premises, or (iii) Lessor dissolves or liquidates or substantially ceases to conduct its usual activities.

                                  ATTACHMENT 1
               DESCRIPTION OF TENANT FIT-OUT TO BE BUILT BY LESSOR
                               See attached pages

Lessor's Lessee acknowledge that Tenant Fit-Out has been satisfactory completed

                                  ATTACHMENT 2
                          TELECOMMUNICATIONS USER FEES
                   PAYABLE TO CENTER FOR EMERGING TECHNOLOGIES

Tenant phone line usage is expected to be one (1) line per 200 square feet. Charges based on the following schedule of fees are payable each month as invoiced for the telecommunications products and services used at the Center:

1. Line charge (per each number), i.e.

         a. Direct Inward Dial (DID) 615-69xx, or 63xx         $35.00/month
         b. Non-DID (dial out or around GET) 615-68xx   $20.00/month
         c. Installationor moves                        $35.00 each

2. Telephone equipment (per each)

         a. Basic analog desk set (Lucent model 8102)          $ 7.00/month
         b. Digital desk set (Lucent 8405B+)            $10.00/month
         c. Digital display desk set (Lucent 8410D)     $14.00/month

3. Data port activation (Ethernet)

         a. Charge per active 10/100 meg autos data port       $ 8.00/month/port
         b. Installation or moves                              $10.00 each
         c. Charge per active data port                 $20.00/month/port if
                                                        used without telephone
                                                        line activation

         Network cards are the responsibility of each tenant.

4. Long distance charges                                ) Actual cost including
                                                          all applicable taxes
                                                        ) and fees

                                                        )

6. Any special programming, maintenance work,           )
   systems enhancements, fiber connections,                    )
   networking hardware and software, or
   expansion of telecommunications equipment, line requirements, ports, etc.

7. Keys and High Security Key Cards (or Fobs)

         a. Key Cards or Fobs                                  $20 deposit
         b. Keys (or other locksmith work) (over 1 per 250 sf) $10 each or direct expense

All special charges not detailed on the above schedule will be communicated to Lessee prior to commencement of work. The above fees may be adjusted at any time with 30 days advance notification to tenant.

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                                       ii